Exhibit 10.5

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of June 22, 2017, (the “Effective Date”) by JETPAY CORPORATION, a Delaware corporation (“Guarantor”) for the benefit of FIFTH THIRD BANK, an Ohio banking corporation, its successors and assigns (“Lender”).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof between JetPay Payment Services, FL, LLC, a Delaware limited liability company (“Borrower”) and Lender (together with all renewals, amendments, modifications, increases and extensions thereof, the “Credit Agreement”), Lender has agreed to make a loan to Borrower in the amount of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) (the “Loan”). The Loan is evidenced by that certain Promissory Note dated of even date herewith, executed by Borrower and made payable to the order of Lender in the stated principal amount of $1,600,000.00 (as modified, renewed or otherwise amended from time to time, the “Note”);

WHEREAS, the Loan is secured by that certain Security Agreement by Borrower for the benefit of Lender dated of even date herewith (together with all renewals, modifications, increases and extensions thereof, the “Security Agreement”), which grants Lender a first priority security interest in the Collateral (as defined therein);

WHEREAS, Lender is contemporaneously entering into a certain Master Equipment Lease Agreement (the “Master Lease” and collectively, together with the Credit Agreement, the Note, the Security Agreement, any Rate Management Agreement (as defined in the Credit Agreement) and each of the other documents evidencing or securing the Loan or the Master Lease, the “Obligor Loan Documents”) to provide leasing (the “Lease”) to Borrower;

WHEREAS, Lender is not willing to make the Loan, to enter into the Lease or to otherwise extend credit to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligation (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest or has a financial interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower and entering into the Master Lease with Borrower.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, to enter into the Master Lease with Borrower and to extend such additional credit as Lender may from time to time agree to extend under the Obligor Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor does hereby agree as follows:

Article 1
DEFINED TERMS

Section 1.1           Defined Terms. Capitalized terms used in this Guaranty and not specifically defined in this Guaranty have the meaning provided in the Credit Agreement.

Article 2
NATURE AND SCOPE OF GUARANTY

Section 2.1           Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender the payment and performance of the Guaranteed Obligation (as hereinafter defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that Guarantor is liable for the Guaranteed Obligation as a primary obligor.

Section 2.2           Definition of Guaranteed Obligation. The term “Guaranteed Obligation” means (i) the payment when and as due and payable of the principal of and interest on the Loan or so much thereof as may be advanced from time to time, and any and all late charges, Additional Costs (as defined in the Note), and all other indebtedness, loans, advances, and each and every obligation and liability evidenced by, owing, arising under or in connection with the Loan, the Security Agreement, the Note, the Master Lease and/or any of the other Obligor Loan Documents, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the payment of all other expenses, costs, advances and indebtedness which the Security Agreement by its terms secures and which the Master Lease by its terms secures; (iii) the performance and observance of the covenants and agreements contained in the Security Agreement, the Note, the Master Lease and each of the other Obligor Loan Documents; (iv) the Rate Management Obligations, except for Rate Management Obligations that constitute Excluded Swap Obligations; (v) all obligations to perform or forbear from performing acts, and agreements, Agreements and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, Agreement or agreement related to any of the foregoing to the extent required to be paid or reimbursed by Borrower thereunder; and (vi) all other loans, advances, indebtedness and each and every other obligation or liability of Borrower owed to each of Lender and/or any affiliate of Fifth Third Bancorp or its successors, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Lender or owed to others and acquired by Lender by purchase, assignment or otherwise, and all obligations to perform or forbear from performing acts, and agreements, Agreements and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Lender hereunder or any other document, instrument or agreement related hereto or to any of the foregoing to the extent required to be paid or reimbursed by Borrower thereunder.

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Article 3
GENERAL TERMS AND CONDITIONS

Section 3.1           Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligation existing after any attempted revocation by Guarantor. This Guaranty may be enforced by Lender and any subsequent holder of any of the Notes and shall not be discharged by the assignment or negotiation of all or part of the Obligor Loan Documents.

Section 3.2           Guaranteed Obligation Not Reduced by Offset. The Guaranteed Obligation shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other Person (as defined below) against Lender or against payment of the Guaranteed Obligation, whether such offset, claim or defense arises in connection with the Guaranteed Obligation (or the transactions creating the Guaranteed Obligation) or otherwise. As used in this Guaranty, “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

Section 3.3           No Duty To Pursue Others. Lender has the right to require Guarantor to pay, comply with and satisfy the Guaranteed Obligation under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto. Without limitation of the generality of the foregoing, it shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the Guaranteed Obligation against Guarantor, first to (i) institute a suit or exhaust its remedies against Borrower or others liable on the Loan, the Master Lease or the Guaranteed Obligation or any other Person or any of the collateral for the Loan or the Master Lease, (ii) enforce Lender’s rights against any of the collateral for the Loan or the Master Lease, (iii) join Borrower or any others liable on the Guaranteed Obligation in any action seeking to enforce this Guaranty, (iv) demonstrate that the collateral for the Loan provides inadequate security for the Loan or that the collateral for the Master Lease provides inadequate security for the Master Lease, or (v) resort to any other means of obtaining payment of the Guaranteed Obligation.

Section 3.4           Payments; Interest on Amounts Payable Hereunder. If all or any part of the Guaranteed Obligation shall not be punctually paid when due (taking into account any cure periods provided under the Obligor Loan Documents), whether on demand, maturity, acceleration or otherwise, Guarantor shall pay, immediately upon demand by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, or notice of acceleration of the maturity, in immediately available lawful money of the United States of America, as an addition to the Guaranteed Obligation, interest on the Guaranteed Obligation (to the extent not paid when due) at a rate equal to the interest rate specified in the Note increased by three percentage points (3%) until paid in full (without duplication of any imposition of the Default Rate as defined in and pursuant to the Note). Lender may apply all money received by Lender from Guarantor to payment or reduction of the Loan, the obligations under the Master Lease or reimbursement of Lender’s expenses to the extent payable pursuant to the Obligor Loan Documents, in such priority and proportions, and at such time or times as Lender may elect in its sole discretion.

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Section 3.5           Enforcement Costs. Guarantor hereby agrees to pay, on written demand by Lender, all reasonable, documented and out-of-pocket costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Obligor Loan Documents, in each case whether or not legal proceedings are commenced (the “Enforcement Costs”). Such fees and expenses shall be in addition to the Guaranteed Obligation and shall include, without limitation, costs and expenses of outside counsel, paralegals and other hired professionals, special servicing fees (including portfolio management fees), court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any Bankruptcy Proceeding to the extent such costs relate to the Guaranteed Obligation or the enforcement of this Guaranty. Amounts incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full upon Lender’s written demand for payment. This Section 3.5 shall survive the payment in full of the Guaranteed Obligation.

Section 3.6           Cumulative Remedies. Guarantor acknowledges that, following an Event of Default, Lender is entitled to accelerate the Loan and/or the Master Lease and to exercise all other rights and remedies as have been provided to Lender under the Obligor Loan Documents and by law or in equity, including, without limitation, enforcement of this Guaranty. All rights and remedies of Lender are cumulative and may be exercised independently, concurrently or successively in Lender’s sole discretion and as often as occasion therefor shall arise. Lender’s delay or failure to accelerate the Loan or the Master Lease or to exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right or remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Guarantor in any instance will not entitle Guarantor to notice or demand in similar or other circumstances nor constitute Lender’s waiver of its right to take any future action in any circumstance without notice or demand. Lender may release other security for the Loan or the Master Lease, may release any party liable for the Loan or the Master Lease, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan or the Master Lease, in each case without prejudice to its rights under this Guaranty and without such action being deemed an accord and satisfaction or a reinstatement of the Loan or the Master Lease. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

Section 3.7           Unimpaired Liability. Guarantor acknowledges and agrees that all obligations hereunder are and shall be absolute and unconditional under any and all circumstances without regard to the validity, regularity or enforceability of any or all of the Obligor Loan Documents or the existence of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the foregoing, Guarantor acknowledges and agrees that the liability hereunder shall in no way be released, terminated, discharged, limited or impaired by reason of any of the following (whether or not Guarantor has any knowledge or notice thereof):

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(a)          Borrower’s or any other Person’s lack of authority or lawful right to enter into any of the Obligor Loan Documents or any officers’ or representatives’ lack of authority or right to enter into Obligor Loan Documents on its behalf, or the obligations thereunder being ultra vires;

(b)          any modification, supplement, extension, consolidation, restatement, waiver or consent provided by Lender with respect to any of the Obligor Loan Documents including, without limitation, the grant of extensions of time for payment or performance;

(c)          the failure to record any Loan Document or to perfect any security interest intended to be provided thereby;

(d)          the release, surrender, exchange, subordination, deterioration, waste, loss, impairment or substitution, in whole or in part, of any collateral for the Loan or the Master Lease, the failure to protect, secure or insure any such collateral, the acceptance of additional collateral for the Loan or the Master Lease or the failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral for the Loan or the Master Lease;

(e)          Lender’s failure to exercise, or delay in exercising, any rights or remedies Lender may have under the Obligor Loan Documents, or under this Guaranty, or otherwise available at law or in equity, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of all or any part of the Guaranteed Obligation, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any collateral for the Loan or the Master Lease, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligation;

(f)           the release of Borrower or any other Person now or hereafter party to a Loan Document from performance, in whole or in part, under any of the Obligor Loan Documents to which each is a party, in each case whether by operation of law, Lender’s voluntary act, or otherwise;

(g)          any bankruptcy, insolvency, reorganization, adjustment, dissolution, liquidation or other like proceeding involving or affecting Borrower or any other Person;

(h)          the termination or discharge of the Security Agreement or any other Loan Document or the exercise of any power of sale or any foreclosure (judicial or otherwise) or delivery or acceptance of a deed-in-lieu of foreclosure;

(i)           the existence of any claim, setoff, counterclaim, defense or other rights which Guarantor may have against Borrower, Lender or any other Person, whether in connection with the Loan, the Master Lease or any other transaction;

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(j)           the accuracy or inaccuracy of the representations and warranties made by Borrower or any other Person in any of the Obligor Loan Documents;

(k)          any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any other Person;

(l)           any sale, lease or transfer of any or all of the assets of Borrower or any other Person;

(m)         any valid defenses, claims or offsets (whether at law, in equity or by agreement) by Borrower which render the Guaranteed Obligation wholly or partially uncollectible from Borrower, whether arising in connection with the Obligor Loan Documents or otherwise,

(n)          the illegality or unenforceability of, or the inability to collect, the Guaranteed Obligation;

(o)          any of the Obligor Loan Documents being irregular or not genuine or authentic; or

(p)          any changes (whether directly or indirectly) in the shareholders, partners or members of Borrower or the reorganization, merger or consolidation of Borrower into or with any other Person.

Section 3.8           Waivers. Guarantor hereby waives and relinquishes, to the fullest extent permitted by law: (a) all rights or claims of right to cause a marshalling of assets or to cause Lender to proceed against any of the collateral for the Loan or the Master Lease before proceeding under this Guaranty against Guarantor or any other guarantor or indemnitor under the Loan or the Master Lease; (b) all rights and remedies accorded by applicable law to sureties or guarantors, except any rights of subrogation and contribution (the exercise of which are subject to the terms of this Guaranty); (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought by or against Guarantor; (d) notice of acceptance of this Guaranty and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand, protest, notice of nonpayment or failure to perform or observe, or any other proof, notice or demand to which they might otherwise be entitled with respect to the Guaranteed Obligation; (f) all homestead or exemption rights against the Guaranteed Obligation and the benefits of any statutes of limitation or repose; and (g) any defense based upon an election of remedies by Lender, including any election to proceed by judicial or non-judicial foreclosure of any such collateral, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower or any other guarantor for reimbursement, or both.

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Section 3.9           Waivers of Notice. Guarantor agrees to the provisions of the Obligor Loan Documents and hereby waives notice of (a) any disbursements thereunder made by Lender to Borrower, (b) any amendment or extension of the Obligor Loan Documents, (c) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Obligor Loan Documents or in connection with the Property, (d) the occurrence of any Event of Default, (e) Lender’s transfer or disposition of the Guaranteed Obligation, or any part thereof, (f) the sale or foreclosure (or posting or advertising for sale or foreclosure) of the Property, (g) any default by Borrower or any other Person under or with respect to the Obligor Loan Documents, or (h) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty and the other Obligor Loan Documents.

Section 3.10         Guarantor Bound by Judgment Against Borrower. Guarantor agrees that Guarantor shall be bound conclusively, in any jurisdiction, by the judgment in any action by Lender against Borrower in connection with the Obligor Loan Documents (wherever instituted) as if Guarantor was a party to such action even if not so joined as a party.

Section 3.11         Certain Consequences of Borrower’s Bankruptcy.

(a)          Any payment made on the Loan or in connection with the Master Lease, whether made by Borrower or Guarantor or any other Person, that is required to be refunded or recovered from Lender as a preference or a fraudulent transfer or is otherwise set-aside pursuant to 11 U.S.C. § 101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”), or any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively with the Bankruptcy Code, the “Debtor Relief Laws”) shall not be considered as a payment made on the Loan, the Master Lease or under this Guaranty. Guarantor’s liability under this Guaranty shall continue with respect to any such payment, or be deemed reinstated, with the same effect as if such payment had not been received by Lender, notwithstanding any notice of revocation of this Guaranty prior to such avoidance or recovery or payment in full of the Loan or the obligations in connection with the Master Lease, until such time as all periods have expired within which Lender could be required to return any amount paid at any time on account of the Guaranteed Obligation.

(b)          Until payment in full of the Obligations (as defined in the Credit Agreement) (including interest accruing after the commencement of a proceeding by or against Borrower under the Bankruptcy Code or any other Debtor Relief Law, which interest the parties agree remains a claim that is prior and superior to any claim of Guarantor notwithstanding any contrary practice, custom or ruling in cases under any applicable Debtor Relief Law generally), Guarantor agrees not to accept any payment or satisfaction of any kind of indebtedness of Borrower to Guarantor and hereby assigns such indebtedness to Lender, including the right (but not the obligation) to file proof of claim and to vote in any other bankruptcy or insolvency action, including the right to vote on any plan of reorganization, liquidation or other proposal for debt adjustment under Federal or state law.

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Section 3.12         Subrogation and Contribution. Guarantor agrees that no payment by Guarantor under this Guaranty shall give rise to, and Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights Guarantor may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender) to assert, (a) any rights of subrogation against Borrower or the collateral for the Loan or the Master Lease, or (b) any rights of contribution against any other guarantor of the Loan or the Master Lease or any other Person, in each case unless and until Lender has received full and indefeasible payment of the Obligations. If the deferral of such rights shall be unenforceable for any reason, Guarantor agrees that: (x) Guarantor’s rights of subrogation shall be junior and subordinate to Lender’s rights against Borrower and the collateral for the Loan or the Master Lease, and (y) such Guarantor’s rights of contribution against any such other guarantor shall be junior and subordinate to Lender’s rights against such other guarantor.

Section 3.13         Subordination of Debt to any Guarantor.

(a)          Any indebtedness of Borrower to any Guarantor, whether now or hereafter existing, whether direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor, including, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligation, together with any interest thereon (collectively, “Guarantor Claims”), shall be and hereby is deferred, postponed and subordinated to the prior payment in full of the Loan and the Master Lease. Further, until payment in full of the Obligations, Guarantor agrees that should the Guarantor receive any payment, satisfaction or security for any Guarantor Claim, then upon request of the Lender, the same shall be delivered to Lender in the form received (endorsed or assigned as may be appropriate) for application on account of, or as security for, the Loan and the Master Lease and until so delivered to Lender, shall be held in trust for Lender as security for the Loan and the Master Lease.

(b)          In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligation, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Guaranteed Obligation, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligation, and such subrogation shall be with respect to that portion of the Guaranteed Obligation which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

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(c)          Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligation, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s right Guarantor may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgage, deeds of trust, security interests, collateral rights, judgments or other encumbrances held by Guarantor on assets of Borrower.

Section 3.14        Lender Transferees; Secondary Market Activities; No Transfer by Guarantor. Guarantor acknowledges and agrees that Lender, without notice to Guarantor or Guarantor’s consent, may assign all or any portion of its rights hereunder in connection with any sale or assignment of the Loan or servicing rights related to the Loan, grant participations in the Loan, transfer the Loan as part of a securitization in which Lender assigns its rights to a securitization trustee, or contract for the servicing of the Loan, and that each such assignee, participant or servicer shall be entitled to exercise all of Lender’s rights and remedies hereunder. Guarantor further acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, ownership, purchase, participation or securitization of the Loan, including, without limitation, any rating agency rating the securities issued in respect of a securitization or participation of the Loan, and any entity maintaining databases on the underwriting and performance of commercial mortgage loans, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Property or with respect to Borrower or Guarantor, as Lender determines necessary or desirable. Guarantor irrevocably waives all rights Guarantor may have under applicable law, if any, to prohibit such disclosure, including, without limitation, any right of privacy. Guarantor may not assign any of Guarantor’s rights, powers, duties and obligations hereunder, or substitute another Person in lieu of Guarantor as the obligor hereunder.

Section 3.15         Financial Statements. Guarantor represents and warrants to Lender that (i) the financial statements of Guarantor previously submitted to Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (ii) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof. Guarantor shall furnish to Lender the financial information and reports as set forth in Section 6.6 of the Credit Agreement.

Section 3.16         No reliance. Guarantor agrees and acknowledges that: (a) Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, ability to collect, or value of the collateral for the Loan or the Master Lease; (b) Guarantor may be required to pay the Guaranteed Obligation in full without assistance or support of any other party, and (c) Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay the Guaranteed Obligation, or that Lender will look to other parties to pay or perform the Guaranteed Obligation.

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Section 3.17        Termination. This Guaranty shall be automatically discharged as of the date on which the Obligations have been indefeasibly paid in full.

Section 3.18         Setoff. Guarantor hereby grants to Lender a security interest in, and Lender is hereby authorized at any time following an Event of Default, without prior notice to Guarantor (any such notice hereby being expressly waived by Guarantor), to set off and apply, any and all accounts and deposits (general or special, time or demand, provisional or final) at any time held by Lender, or any branch, subsidiary, or affiliate of Lender, and all other indebtedness at any time owing by Lender or any branch, subsidiary, or affiliate of Lender, to or for the credit or the account of Guarantor (including all accounts held jointly with another, but excluding any IRA or Keogh accounts, or any trust accounts for which a security interest would be prohibited by law), against any and all of the obligations of Guarantor due and payable under this Guaranty. Such security interest may be enforced, and such right of setoff may be exercised, by Lender irrespective of whether or not Lender shall have made any demand under this Guaranty. Lender agrees promptly to notify a Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity or such setoff and application. The rights of Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

Section 3.19         Intentionally Omitted.

Section 3.20         Minimum Liquidity. Until such time as the Loan and the obligations in connection with the Master Lease have been indefeasibly paid in full, Guarantor and its wholly-owned and controlled consolidated subsidiaries shall maintain a minimum, unrestricted and unpledged Liquidity of Two Million and No/100 Dollars ($2,000,000.00), which shall be tested quarterly as of the last day of each fiscal quarter of Guarantor. As used herein “Liquidity” means, without duplication, unrestricted and unpledged (i) cash (including cash pledged in favor of Lender); (ii) certificates of deposit or time deposits with terms of six (6) months or less; (iii) A-1/P-1 commercial paper with a term of six (6) months or less; (iv) U.S. treasury bills and other obligations of the Federal government, all with terms of six (6) months or less; (v) readily marketable securities (excluding “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission); (vi) bankers’ acceptances issued for terms of six (6) months or less by satisfactory financial institutions; (vii) repurchase agreements with terms of six (6) months or less covering U.S. government securities; and (viii) a publicly traded fund, other than a hedge fund, that invests in any of the items (i) – (vii). Notwithstanding anything herein to the contrary, cash that is pledged in favor of Lender shall not be excluded for purposes of calculating Liquidity.

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Article 4
REPRESENTATIONS AND WARRANTIES

Section 4.1           Guarantor Due Diligence and Benefit. Guarantor represents and warrants to Lender that (a) the Loan, the Master Lease and this Guaranty are for commercial purposes, (b) Guarantor has had adequate opportunity to review the Obligor Loan Documents, (c) Guarantor is fully aware of obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) Guarantor is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of the matters contemplated by clauses (a) through (c) of this Section 4.1 and in no part upon any representation, warranty or statement of Lender with respect thereto.

Section 4.2           General. Guarantor represents and warrants to Lender that:

(a)          Authority. Guarantor has all requisite corporate authority to execute and deliver this Guaranty and perform Guarantor’s obligations hereunder.

(b)          Valid and Binding Obligation. This Guaranty constitutes Guarantor’s legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)          No Conflict with Other Agreement. Guarantor’s execution, delivery and performance of this Guaranty will not (i) violate any of the organizational documents of Guarantor, (ii) result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor, Borrower or any of their respective assets may be subject, or (iii) violate any order, judgment or decree to which Guarantor, Borrower or any of their respective assets are subject.

(d)          No Pending Litigation. No action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or, to the best of Guarantor’s knowledge, threatened against Guarantor which, either in any one instance or in the aggregate, may have a material, adverse effect on Guarantor’s ability to perform Guarantor’s obligations under this Guaranty.

(e)          Consideration. Guarantor owns a direct or indirect interest or has a financial interest in Borrower and will derive substantial benefit from Lender’s making of the Loan to Borrower and entering into the Master Lease.

(f)           Financial Condition. Guarantor currently is solvent and will not be rendered insolvent by providing this Guaranty. No adverse change has occurred in the financial condition of Guarantor since the date of Guarantor’s most recent financial statements submitted to Lender, other than such changes that have been disclosed in writing to Lender and acknowledged by Lender.

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Article 5
EVENT OF DEFAULT

Section 5.1           Default. Any Event of Default hereunder shall be deemed an “Event of Default” under the Credit Agreement and the other Obligor Loan Documents. Any of the following occurrences shall constitute an “Event of Default” under this Guaranty:

(a)          An Event of Default occurs under the terms of the Obligor Loan Documents, as “Event of Default” shall be defined therein.

(b)          Guarantor shall fail to observe or perform any covenant, condition, or agreement under this Guaranty for a period of thirty (30) days from the date of such breach, or any representation or warranty of Guarantor set forth in this Guaranty shall be materially inaccurate or misleading when made or delivered.

(c)          The monetary default by Guarantor under the terms of any indebtedness of Guarantor now or hereafter existing, which default has not been cured within any time period permitted pursuant to the terms and conditions of such indebtedness and which would impair Lender’s ability to exercise its rights under the Obligor Loan Documents.

(d)          The commencement by Guarantor of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or the entry of a decree or order for relief in respect of Guarantor in a case under any such law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Guarantor, or for any substantial part of Guarantor’s property, or ordering the wind-up or liquidation of Guarantor’s affairs; or the filing or pendency for sixty (60) days without dismissal of a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law; or the making by Guarantor of any general assignment for the benefit of creditors; or the failure of Guarantor generally, to pay Guarantor’s debts as such debts become due; or the taking of action by Guarantor in furtherance of the foregoing.

(e)          The revocation or attempted revocation of this Guaranty by Guarantor before the termination of this Guaranty in accordance with its terms, or the assignment or attempted assignment of this Guaranty by Guarantor.

Article 6
MISCELLANEOUS

Section 6.1           Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below in this Section or as such party may from time to time designate by written notice to the other parties. Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

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To Lender:	Brian Holliday, Vice President
Fifth Third Bank
201 East Kennedy Blvd.
Suite 1800, Tampa, Florida 33602

With copy to:	Fifth Third Equipment Finance Company
38 Fountain Square Plaza
MD10904A
Cincinnati, Ohio 45263
Facsimile: (513) 534-6706

And to:	Bradley Arant Boult Cummings LLP
100 North Tampa Street
Suite 2200
Tampa, Florida 33602-5809
Attn: Stephanie Kane, Esq.

To Guarantor:	JetPay Corporation
3939 West Drive
Center Valley, PA 18037
Attn: Gregory M. Krzemien

With copy to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
Attn: Gary L. Green, Esq.

Section 6.2           Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable in whole or in part, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision (or portion thereof) had never comprised a part hereof; the remaining provisions hereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Guaranty a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 6.3           Time of the Essence. Time is of the essence with respect to this Guaranty and the performance and observance by Guarantor of each covenant, agreement, provision and term of this Guaranty.

Section 6.4           Successors and Assigns. This Guaranty shall be binding upon Guarantor and Guarantor’s heirs, representatives, successors and assigns and shall inure to the benefit of the Lender, and its successors and assigns, except that (a) Guarantor may not assign or transfer Guarantor’s rights hereunder or any interest herein or delegate its duties hereunder, and (b) Lender shall have the right to assign its rights hereunder in accordance with the Credit Agreement.

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Section 6.5          JURY WAIVER. GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GUARANTOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN GUARANTOR AND LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE LOAN AND THE MASTER LEASE DESCRIBED HEREIN AND IN THE OTHER OBLIGOR LOAN DOCUMENTS.

Section 6.6           Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.7           JURISDICTION AND VENUE. GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY MAY BE LITIGATED IN THE CIRCUIT COURT OF HILLSBOROUGH COUNTY, FLORIDA OR HAMILTON COUNTY, OHIO, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA OR, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. GUARANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR, AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS GUARANTY. GUARANTOR WAIVES ANY CLAIM THAT HILLSBOROUGH COUNTY, FLORIDA, HAMILTON COUNTY, OHIO OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD GUARANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GUARANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST GUARANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND GUARANTOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

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Section 6.8           Entire Agreement. This Guaranty embodies the entire agreement and understanding between Lender and Guarantor with respect to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof. Accordingly, this Guaranty may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 6.9           Phrases. When used in this Guaranty, the phrase “including” (or a word of similar import) shall mean “including, but not limited to,” the phrase “satisfactory to Lender” shall mean “in form and substance satisfactory to Lender in all respects,” the phrase “with Lender’s consent” or “with Lender’s approval” shall mean such consent or approval at Lender’s discretion, and the phrase “acceptable to Lender” shall mean “acceptable to Lender at Lender’s discretion”, except as provided otherwise herein. Wherever the context of this Guaranty may so require, the gender shall include the masculine, feminine and neuter, and the singular shall include the plural and vice versa. This Guaranty shall be construed as though drafted by all of the parties hereto and shall not be construed against or in favor of any party.

Section 6.10         Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Guaranty or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between Guarantor and Lender.

Section 6.11         Survival. All of the representations, warranties, covenants, and indemnities hereunder, and any modification or amendment hereof, shall survive the closing and funding of the Loan and the Master Lease, shall not be deemed to have merged herein, and shall (except to the extent expressly provided for herein) remain as continuing representations, warranties, covenants and indemnities so long as any Obligations is outstanding.

Section 6.12         Representation by Legal Counsel. Guarantor acknowledges that Guarantor has been advised by Lender to seek the advice of legal counsel in connection with the negotiation and preparation of this Guaranty. If Guarantor has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Guarantor with any defense to the enforcement of Lender’s rights hereunder.

Section 6.13         Injunctive Relief. Guarantor recognizes that in the event Guarantor fails to perform, observe or discharge any of Guarantor’s obligations hereunder, no remedy of law will provide adequate relief to Lender, and agrees that Lender shall be entitled to pursue temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 6.14         Credit Agreement. Guarantor hereby agrees to be bound by any covenants applicable to, or binding upon, Guarantor in the Obligor Loan Documents and such covenants are hereby incorporated by reference as if fully set forth herein.

Section 6.15         Modification. This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

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Section 6.16         Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document. Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission shall constitute effective delivery thereof

Section 6.17         Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.18         Joint and Several Obligations. If Guarantor is a partnership, the obligations of Guarantor under this Guaranty are the joint and several obligation of each general partner thereof Any married person signing this Guaranty agrees that recourse may be had against community property assets and against his or her separate property for the satisfaction of all obligations contained herein.

Section 6.19         Reliance. Lender would not make the Loan or the Master Lease to the Borrower without this Guaranty. Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan and the Master Lease shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

Section 6.20         Waiver of Bankruptcy Stay. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary Bankruptcy Proceeding by or against Guarantor, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against Guarantor by virtue of this Guaranty or otherwise.

Section 6.21         Further Assurances. Guarantor shall, upon request by Lender, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments required to effectuate the provisions hereof and of any other Loan Document.

[Remainder of page INTENTIONALLY LEFT blank;
signature PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the Effective Date.

GUARANTOR:

JETPAY CORPORATION,
a Delaware corporation

By:	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Its:	Chief Financial Officer

STATE OF PENNSYLVANIA	)
) SS.
COUNTY OF Lehigh	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that Gregory M. Krzemien the Chief Financial Officer of JETPAY CORPORATION, a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 22nd day of June, 2017.

/s/ Lisa J. Sell
Notary Public

My Commission Expires:

8-26-2019

Signature Page to Guaranty Agreement